Exhibit 1.01 to Form SD

CGG

Conflict Minerals Report

for the reporting period January 1 to December 31, 2016

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2016 is presented by CGG (hereinafter referred to as “CGG”, “we, “our” and “us”) to comply with Rule 13p-1 (the “Rule”) under the US Securities Exchange Act of 1934. The Securities and Exchange Commission (“SEC”) adopted the Rule in 2012 to implement the provisions of the US Dodd-Frank Wall Street Reform and Consumer Protection Act relating to disclosure and reporting obligations concerning conflict minerals (“Conflict Minerals”) that originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (Angola, Burundi, Central African Republic, the Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia, and, together with the DRC, the “DRC Covered Countries”). “Conflict Minerals” are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite or their derivatives which are limited to tantalum, tungsten and tin.

CGG is a global participant in the geoscience industry, as a manufacturer of geophysical equipment, as a provider of marine, land and airborne data acquisition services, and as a provider of a wide range of other geoscience services, including data imaging, seismic data characterization, geoscience and petroleum engineering consulting services, and collecting, developing and licensing geological data. Our clients are principally in the oil and gas exploration and production industry.

As of December, 31, 2016, CGG was organized in eight business lines, as follows:

-	Equipment (which includes all the Sercel business entities or trademarks, such as Metrolog, GRC and De Regt);

-	Marine Acquisition;

-	Land Acquisition (including Land EM and General Geophysics);

-	Multi-Physics;

-	Multi-Client and New Ventures;

-	Subsurface Imaging;

-	GeoSoftware (including the software sales and development of Jason and Hampson-Russell); and

-	GeoConsulting (including the consulting activities of Jason and Hampson-Russell combined with the consulting and geologic library business of Robertson, as well as Data Management Services).

We report our result only for the Equipment segment (i.e. the Sercel business entities), as these are the only entities within the CGG Group that may use Conflict Minerals that are necessary to the functionality or production of certain products we manufacture, mainly electronic goods. Gold, tin and tantalum are used to plate or bond printed circuit boards or semi-conductors. Tungsten is used, in very small quantities, on machining tools and as a diffusion barrier on semiconductors and microelectromechanical systems that we use. These metals have specific electrical properties that are required to provide the high level of functionality and quality demanded by Sercel’s customers and cannot be replaced by other metals.

Products

Sercel manufactures a complete range of geophysical equipment for seismic data acquisition. Our products that contain Conflict Minerals are land and marine recording systems, land and marine cables, sensors, land and marine sources, quality control tools, streamers, underwater acoustics, downhole seismic tools and memory gauges. All these products contain electronic components, and hence Conflict Minerals.

Reasonable Country of Origin Enquiry

We conducted a reasonable country of origin enquiry (“RCOI”) based on the standardized Conflict Minerals Report Template (“CMRT”) released by the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) to determine whether any of the Conflict Minerals necessary to the functionality or production of our products were sourced from the DRC Covered Countries. We performed our risk assessment by identifying components or parts that could contain Conflict Minerals and then identifying the relevant suppliers.

Once this assessment was completed, we populated the list of the relevant suppliers with contact information. We sent letters to those suppliers explaining the reasons for the query and asking them to fill out the CMRT in full to determine whether the parts or components they sold to us contain Conflict Minerals and, if so, to determine the country of origin of such minerals and the smelters that supply the relevant suppliers.

Based on the information obtained from supplier declarations and responses, we concluded that we were not able to determine the country of origin of the Conflict Minerals used in our products and that further due diligence was necessary.

Conflict Minerals Policy

In October 2013, our Equipment segment adopted and implemented a Conflict Minerals Policy. This policy describes the RCOI undertaken and requires our suppliers to apply the same request for transparency and traceability to their own supply chain. Our standard terms and conditions of purchase have been updated to specify that each supplier is to perform due diligence on its own supply chain to determine the country of origin of the Conflict Minerals it uses.

We also have in place a company-level grievance mechanism, as described in our Business Code of Conduct, that enables employees and third parties to anonymously report concerns regarding compliance, including the use of Conflict Minerals that could originate from the DRC Covered Countries.

Due Diligence

As a consequence of the outcome of our RCOI, we designed a due diligence process that we believe conforms, in all material respects, to the framework provided by the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, Second Edition (the ”OECD Guidance”). We took into account the fact that we do not purchase Conflict Minerals directly and that we are, to the contrary, at the very end of the supply chain. Our due diligence process was also rendered more complex by the fact that Sercel purchases a significant amount of parts or components through distributors located in Europe that are not yet subject to Conflict Minerals reporting.

We have formed a team of personnel including members of the purchasing departments of our five manufacturing sites (Carquefou in France, Houston (Texas) and Tulsa (Oklahoma) in the United States of America, Hebei in China and Rotterdam in the Netherlands) and the Sercel Legal Division.

We have performed the following due diligence measures:

-	The supply chain teams of our main concerned subsidiaries conducted an internal review of all suppliers that could have sold component or parts that could contain Conflict Minerals during 2016 (“Relevant Suppliers”).

-	Each concerned subsidiary then asked its Relevant Suppliers to complete the standardized CMRT released by EICC/GeSI that we have adopted as part of our due diligence process.

-	A reminder was sent to Relevant Suppliers that did not provide a complete CMRT or that provided only their own Conflict Minerals policy without identifying the smelters in their supply chain.

-	The Sercel Legal Division reviewed the answers received and consolidated the information collected for all concerned Sercel entities.

-	We performed a detailed review of the reported smelter information disclosed in the questionnaires in order to determine the actual number of unique smelters identified. From the entities identified as smelters in the CMRT questionnaires, we excluded those entities not identified as smelters based on the Conflict Free Sourcing Initiative (“CFSI”) smelters reference list.

-	We next compared our list of identified smelters against the lists of CFS certified smelters and refiners as well as the list of smelters that are currently engaged in an audit process (referred to as “active smelters”).

-	Sercel relies upon the information provided by the CFSI, which certifies smelters and refiners as being conflict free (a Conflict-Free Smelter, or a “CFS”), after an independent audit has been conducted.

Sercel does not purchase these minerals directly, and tracing the country of origin is a complex task. We must rely on our direct suppliers and sub-contractors to provide accurate information on the origin of the Conflict Minerals used.

Due diligence results

We identified 327 suppliers that could provide us with components or parts that could contain Conflict Minerals. The response rate amounted to 66%, of which 82% sent us back the CMRT questionnaire duly completed, including a list of smelters that supply such supplier. However, some suppliers sent us only their Conflict Minerals policy or a statement despite our reminder and hence did not provide us with information on smelters. Some of our distributors provided questionnaires filled out by their own suppliers.

A large majority of the responses received provided smelter information at the supplier level and did not identify the smelters or refiners used for a particular part or component.

Our due diligence efforts led us to determine that a certain number of smelters used in our supply chains appear on the EICC/CFSI lists of Conflict Free Smelters and Refiners, as set out below:

Conflict mineral	Number of smelters	Percentage of smelters that were CFS certified as of May 3, 2017	Percentage of smelters that were “active smelters” in the CFS audit program as of May 3, 2017
Tantalum	49	90%	none
Tin	88	77%	7%
Gold	144	65%	6%
Tungsten	46	87%	2%

From the above, we concluded that approximately 80% of the smelters identified are CFS certified or engaged in a CFS audit program and reflected these respectively as “CFS” and “active” in the list of smelters attached as Annex A. Where no such designation appears next to a smelter in Annex A, such smelter is neither CFS certified nor active in a CFS audit program.

The suppliers’ responses have been electronically archived and will be kept for at least a five-year period.

Based on our supply chain due diligence efforts, we have not been able to conclusively determine the country of origin of all Conflict Minerals used by our suppliers and distributors or to determine to what extent they come from recycled or scrap sources.

The list of identified smelters is attached as Annex A.

Risk mitigation

We intend to take the following steps to mitigate the risk that our necessary Conflict Minerals benefit armed groups and improve our due diligence process:

-	enhance supplier communications to improve supplier response rate and data accuracy and completeness;

-	engage with any of our suppliers found to be supplying us with Conflict Minerals from the DRC Covered Countries and with smelters/refiners that are not Conflict Free to find an alternative compliant source;

-	implement additional reporting capabilities;

-	include a Conflict Minerals clause in renewed suppliers contracts; and

-	engage with European suppliers that provided incomplete responses or did not provide answers for 2016 to help ensure they provide the relevant information for our 2017 review.

Report : we report on our supply chain due diligence by filing our Form SD on an annual basis.

Forward looking statements

Statements relating to due diligence process improvements and compliance process statements are forward looking in nature and are based on CGG management’s current expectations. These forward-looking statements are not a guarantee of performance and are subject to risks and uncertainties that may be outside of CGG’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

Annex A

List of identified smelters and status as “CFS” or “active” in a CFS audit program (blank if neither)

mineral	Smelter name	Country location	Smelter identification	CFS or Active
Gold	Advanced Chemical Company	USA	CID000015	CFS
Gold	Abington Reldan Metals, LLC	USA	CID002708
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	CFS
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	CFS
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	CFS
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	CFS
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	CFS
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077	CFS
Gold	Asahi Pretec Corporation	JAPAN	CID000082	CFS
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	CFS
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	CFS
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	CFS
Gold	AURA-II	USA	CID002851
Gold	Aurubis AG	GERMANY	CID000113	CFS
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	CFS
Gold	Boliden AB	SWEDEN	CID000157	CFS
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	CFS
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	CFS
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Act
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Active
Gold	Chimet S.p.A.	ITALY	CID000233	CFS
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	CID000328	CFS
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	DODUCO GmbH	GERMANY	CID000362	CFS

Gold	Dowa	JAPAN	CID000401	CFS
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359	CFS
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	CFS
Gold	Elemetal Refining, LLC	USA	CID001322
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	CFS
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Geib Refining Corporation	USA	CID002459	CFS
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Gujarat Gold Centre	INDIA	CID002852
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	CFS
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	CFS
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	CFS
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	CFS
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	CFS
Gold	Istanbul Gold Refinery	TURKEY	CID000814	CFS
Gold	Japan Mint	JAPAN	CID000823	CFS
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	CFS
Gold	Johnson Matthey Inc	UNITED STATES	CID000920	CFS
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	CFS
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	CFS
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	CFS
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957	CFS
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	CFS
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	CFS
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	CID002605	CFS
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	CFS
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Company Limited	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L’Orfebre S.A.	ANDORRA	CID002762

Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	CID001078	CFS
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Materion	USA	CID001113	CFS
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	CFS
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	CFS
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	CFS
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	CFS
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	CFS
Gold	Metalor USA Refining Corporation	USA	CID001157	CFS
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161	CFS
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	CFS
Gold	Mitsubishi Materials Corporation	JAPAN	CID001118
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	CFS
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	CFS
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Active
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	CFS
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	CFS
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Active
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	CFS
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	CFS
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	CFS
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	CFS
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	CFS
Gold	PAMP S.A.	SWITZERLAND	CID001352	CFS
Gold	Pease & Curren	USA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	CFS
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	CFS
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	CFS
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	CFS
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	USA	CID002510	CFS
Gold	Royal Canadian Mint	CANADA	CID001534	CFS
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Active

Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	CFS
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	CFS
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	CFS
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	CFS
Gold	Shandon Jin Jinyin Refining Limited	CHINA	CID001607
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	CFS
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	CFS
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	CFS
Gold	So Accurate Group, Inc.	USA	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	CFS
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	CFS
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	CFS
Gold	Sungeel Hitech Co., Ltd.	KOREA, REPUBLIC OF	CID002918	Active
Gold	T.C.A S.p.A	ITALY	CID002580	CFS
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFS
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	CFS
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	CFS
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587	Active
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	CFS
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	CFS
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	CFS
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	CFS
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Valcambi S.A.	SWITZERLAND	CID002003	CFS
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	CFS
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	CFS
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	CFS
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	CFS
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	CFS
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	CFS
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	CFS
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	CFS
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	CFS

Tantalum	D Block Metals, LLC	USA	CID002504	CFS
Tantalum	Duoluoshan	CHINA	CID000410	CFS
Tantalum	E.S.R. Electronics	USA	CID002590
Tantalum	Exotech Inc.	USA	CID000456	CFS
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	cFS
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	CFS
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	CFS
Tantalum	Global Advanced Metals Boyertown	USA	CID002557	CFS
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	CFS
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	CFS
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	CFS
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	CFS
Tantalum	H.C. Starck Inc.	USA	CID002548	CFS
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	CFS
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	CFS
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	CFS
Tantalum	Hi-Temp Specialty Metals, Inc.	USA	CID000731	CFS
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	CFS
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	CFS
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	CFS
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	CFS
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	CFS
Tantalum	KEMET Blue Metals	MEXICO	CID002539	CFS
Tantalum	KEMET Blue Powder	USA	CID002568	CFS
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	CFS
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	CFS
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	CFS
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	CFS
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	CFS
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	CFS
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	CFS
Tantalum	Plansee	AUSTRIA	CID001368
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	CFS
Tantalum	QuantumClean	USA	CID001508	CFS
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	CFS
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	CFS
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	CFS
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	CFS
Tantalum	Telex Metals	USA	CID001891	CFS
Tantalum	Tranzact, Inc.	USA	CID002571	CFS
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	CFS

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	CFS
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	CFS
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	CFS
Tin	Alpha	USA	CID000292	CFS
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	CFS
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	CFS
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	CFS
Tin	CV Ayi Jaya	INDONESIA	CID002570	CFS
Tin	CV Dua Sekawan	INDONESIA	CID002592	CFS
Tin	CV Gita Pesona	INDONESIA	CID000306	CFS
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	CFS
Tin	CV Tiga Sekawan	INDONESIA	CID002593	CFS
Tin	CV United Smelting	INDONESIA	CID000315	CFS
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	CFS
Tin	Dowa	JAPAN	CID000402	CFS
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Cy	VIET NAM	CID002572	Active
Tin	Elmet S.L.U.	SPAIN	CID002774	CFS
Tin	EM Vinto	BOLIVIA	CID000438	CFS
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468	CFS
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	CFS
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	CFS
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	CFS
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	CFS
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	CFS
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Active
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	CFS
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	CFS
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	CFS
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	CFS
Tin	Metallic Resources, Inc.	USA	CID001142	CFS
Tin	Metallo Chimique	BELGIUM	CID001143
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	CFS
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	CFS
Tin	Minsur	PERU	CID001182	CFS
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	CFS
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Active
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	CFS
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	CFS
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	CFS
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	CFS
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	CFS
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	CFS
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	CFS
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	CFS
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	CFS
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	CFS
Tin	PT Bukit Timah	INDONESIA	CID001428	CFS
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	CFS
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	CFS
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	CFS
Tin	PT Inti Stania Prima	INDONESIA	CID002530	CFS
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Karimun Mining	INDONESIA	CID001448	CFS
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	CFS
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	CFS
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	CFS
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	CFS
Tin	PT O.M. Indonesia	INDONESIA	CID002757	CFS
Tin	PT Panca Mega Persada	INDONESIA	CID001457	CFS
Tin	PT Prima Timah Utama	INDONESIA	CID001458	CFS
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	CFS
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	CFS
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	CFS
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	CFS
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	CFS
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	CFS
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	CFS
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	CFS
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493	CFS
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	CFS
Tin	Rui Da Hung	TAIWAN	CID001539	CFS
Tin	Soft Metais Ltda.	BRAZIL	CID001758	CFS
Tin	Thaisarco	THAILAND	CID001898	CFS
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	CFS
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	CFS
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Active

Tin	Yunnan Tin Company Limited	CHINA	CID002180	CFS
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	CFS
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	CFS
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	CFS
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	CFS
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	CFS
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFS
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	CFS
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	CFS
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	USA	CID000568	CFS
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	CFS
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	CFS
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	CFS
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	CFS
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	CFS
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	CFS
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	CFS
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	CFS
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	CFS
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	CFS
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	CFS
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	CFS
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	CFS
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	CFS
Tungsten	Kennametal Fallon	USA	CID000966	CFS
Tungsten	Kennametal Huntsville	USA	CID000105	CFS
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	CFS
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	CFS
Tungsten	Niagara Refining LLC	USA	CID002589	CFS
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	CFS
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	CFS
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	CFS
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	CFS

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	CFS
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	CFS
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	CFS
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	CID002843	CFS
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	CFS
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	CFS
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	CFS
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	CFS